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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors and Stockholders
BrightStar Information Technology Group, Inc.

We have issued our report dated March 28, 2000, accompanying the consolidated financial statements of BrightStar Information Technology Group, Inc., and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999, which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.



Grant Thornton LLP
San Jose, California
July 24, 2000